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                     CONSENT OF CS FIRST BOSTON CORPORATION


          We hereby consent to the inclusion, as an Exhibit to the Registration Statement (the "Registration Statement") on Form S-4 of Peter Kiewit Sons', Inc. and MFS Communications Company, Inc., of our fairness opinion to the Board of Directors of PKS dated July 21, 1995, and to the description thereof set forth in the Registration Statement under "Overview -- Background and Purpose of the Spin-off; Purpose of the Exchange Offer, Board Proceedings -- Opinions of Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              CS FIRST BOSTON CORPORATION


July 21, 1995